SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 29, 2004

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Item 5. Other Events and Required FD Disclosure

On June 28, 2004, the Company issued a press release announcing its acquisition from an unaffiliated party for $6.4 million of a 182 room hotel in Louisville, Kentucky. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: June 29, 2004	By:	/s/ Gregory M. Fay
Gregory M. Fay
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Innkeepers USA Trust dated June 29, 2004, announcing its acquisition from an unaffiliated party for $6.4 million of a 182 room hotel in Louisville, Kentucky.